Dutch Bros Appoints Kira Druyan as Incoming Chief Legal Officer TEMPE, Ariz.-- Nov. 6, 2026 -- Dutch Bros Inc. (NYSE: BROS) ("Dutch Bros" or the "Company"), one of the fastest-growing brands in the U.S. quick-service beverage industry, today announced the appointment of Kira Druyan as Incoming Chief Legal Officer. Reporting to Christine Barone, Chief Executive Officer and President, Druyan will oversee the Company's legal affairs, corporate governance and compliance functions. Druyan brings more than three decades of legal and business leadership experience, including senior roles at Starbucks, MOD Pizza and Zume. She most recently served as Senior Vice President, Deputy General Counsel and Chief Ethics & Compliance Officer at Starbucks, where she led a global organization spanning litigation, labor and employment, ethics and compliance, privacy, corporate governance and securities, and global security. “Kira brings a tremendous depth of experience and a leadership approach that aligns with who we are at Dutch Bros,” said Christine Barone, Chief Executive Officer and President of Dutch Bros. “She’s a thoughtful, collaborative leader who brings people together, builds strong teams and understands how to support a growing organization while staying grounded in its people and culture. I’m thrilled to welcome Kira to Dutch Bros and look forward to what we’ll accomplish together.” “Dutch Bros has built something truly special, with passionate people, a strong sense of community and a culture that puts people at the heart of everything it does,” said Druyan. “I’m excited to join the company at such an important time in its growth and to help build on that strong foundation. I look forward to partnering with Christine and the leadership team to support our people and contribute to the continued growth and success of Dutch Bros.” Druyan succeeds Victoria Tullett, who has announced her plans to retire in 2027 following a remarkable legal career and years of meaningful contributions to Dutch Bros. During her tenure, Tullett has served as a trusted advisor and valued member of the senior leadership team, helping guide the company's growth and evolution while building a strong legal and governance foundation. “Victoria has made a lasting impact on Dutch Bros,” said Barone. “Her thoughtful counsel, steady leadership and deep commitment to our people have helped shape the company Dutch Bros is today. I’m incredibly grateful for her partnership, her contributions and the care she has brought to everything she does. We wish her all the best as she prepares for a very well-deserved retirement.” Tullett and Druyan will work together over the next several months to ensure a seamless transition, and Druyan will assume the role of Chief Legal Officer on or about January 1, 2027.

About Dutch Bros Inc. Dutch Bros Inc. (NYSE: BROS) is a fun-loving, mind-blowing drive-thru specialty beverage leader dedicated to making a massive difference, one cup at a time. It was founded in Grants Pass, Oregon, in 1992 and now shares its vibrant culture and fully customizable drinks at 1,273 locations as of September 30, 2026. Dutch Bros serves a wide variety of unique, handcrafted beverages such as its exclusive Dutch Bros Rebel® energy drink, Myst Energy RefresherTM, specialty coffee, nitrogen-infused cold brew, tea, lemonade, soda and more. Dutch Bros is wholeheartedly focused on radiating kindness and sharing the Dutch Luv®. In addition to its mission of speed, quality and service, the Dutch Bros Foundation® is passionate about giving back to the communities it serves. Through local giving and annual nation-wide initiatives, the Dutch Bros Foundation makes impactful contributions to causes across the country. To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards! Dutch Bros, our Windmill logo, Dutch Bros Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this press release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this press release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto. For Media Relations inquiries: Erin Gray (480) 382-7228 erin.gray@dutchbros.com For Investor Relations inquiries: Neil Patel, CFA (480) 447-2282 neil.patel@dutchbros.com